Exhibit 10.28

PROMISSORY NOTE

(Renewal Note)

(Variable Rate, Non-Revolving Loan)

Not to Exceed $3,900,000.00	Sioux Falls, South Dakota
March 30, 2005

FOR VALUE RECEIVED, NORTHERN LIGHTS ETHANOL, LLC, a South Dakota Limited Liability Company (‘Borrower’), hereby promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender’, which term shall include any future holder hereof), at 141 N. Main Avenue, Sioux Falls, South Dakota, or at such other place as Lender may from time-to-time designate in writing, in lawful money of the United States of America, the principal sum of Three Million Nine Hundred Thousand & 00/100 Dollars ($3,900,000.00) or so much thereof as may be advanced hereunder, including all amounts due or incurred by Borrower in accordance with the terms of the Loan Agreement between Borrower and Lender dated as of July 11, 2001, or due or incurred by Borrower under the terms of any other Loan Document as defined in such Loan Agreement.

PARTIAL RENEWAL OF NOTE. This Promissory Note partially supercedes and replaces those Promissory Notes dated January 1, 2003, in the original principal amounts of $15,000,000.00 and $11,100,000.00 which Borrower delivered to Lender pursuant to the Loan Agreement between Borrower and Lender dated as of January 1, 2003 (the ‘Prior Notes”). This Promissory Note and the $15,800,000 Note dated the same date represent an aggregate $18,667,631.25 principal amount outstanding under the Prior Notes, plus an additional $1,032,368.75 in new credit extended the date of this Promissory Note.

CALCULATION AND PAYMENT OF INTEREST. The unpaid principal balance will bear interest at an annual rate equal to the prime rate announced by Lender (the “Prime Rate”). The interest rate shall be adjusted each time that the Prime Rate changes. Lender will strive to inform Borrower of each change in the Prime Rate, but each adjustment in the Prime Rate is effective whether or not Lender informs Borrower of such change. The principal amount of this Promissory Note shall be amortized over a period of ten (10) years (120 months) commencing March 30, 2005. Payments of all interest accrued hereunder and amortized principal shall be made June 30, September 30, December 31 and March 31 of each year unless such day is not a Business Day as defined in the Loan Agreement (in which case the Business Day which immediately follows such day shall apply) (the “Quarterly Payment Date”). The first Quarterly Payment Date shall be June 30, 2005, and each Quarterly Payment Date thereafter until March 31, 2012 (the “Maturity Date”), and the amount of each payment is subject to adjustment as set forth hereafter. Each such quarterly payment if timely made shall be in the principal amount of $97,500.00, plus all accrued interest through the date of payment, except for the payment made on the Maturity Date. The Prime Rate applicable on the date of this Note shall be five and seventy-five hundredths percent (5.75%). Interest shall be calculated on a 365/360 simple basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. As of March 30, 2005, and each March 30 thereafter the quarterly installment of principal and interest hereunder shall be adjusted so as to amortize the then outstanding principal balance under this Note over the remaining balance of the Amortization Period. In addition to the foregoing payments, Borrower shall pay Lender all interest accrued under the Prior Notes (or prepay interest which shall accrue), as well as any non-principal item accrued under such Prior Notes, if any, through March 30, 2005, not later than the close of such Business Day.

PAYMENT IN FULL AT MATURITY. The total unpaid principal amount and all interest thereon and any other amount due hereunder shall be payable on the Maturity Date. THIS NOTE REQUIRES A BALLOON PAYMENT.

PAYMENTS. All payments under this Note shall be made in immediately available funds. In the event there is no outstanding Event of Default, all payments made hereunder shall be credited to amounts due hereunder (including principal, accrued interest, and late payment charges), in such order as U.S. Bank elect.

PREPAYMENTS. Borrower may prepay this Note in whole or in part at any time, and if in part from time-to-time, during the entire term of this Note, without penalty or premium. No prepayment shall reduce the amount of any scheduled payment.

COLLATERAL; COORDINATION WITH LOAN AGREEMENT. This Note is within the definition of the “Note” in the Loan Agreement, and is subject to the additional terms and conditions set forth in the Loan Agreement and the Loan Documents referred to therein. This Note is secured by a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated as of July 11, 2001, on the Project, as well as other collateral described in the Loan Agreement and the other Loan Documents. Capitalized terms not defined herein shall have the meaning given such terms in the Loan Agreement.

LATE PAYMENT; GRACE PERIOD, If a payment due hereunder is not made within ten (10) days after the date when due, Borrower shall pay to Lender a late payment charge of Five Hundred Dollars ($500.00) to compensate Lender for a portion of the cost related to handling the overdue payment. After any Event of Default, as defined in the Loan Agreement, then the entire principal sum evidenced by this Note, together with all accrued and unpaid interest, shall, at the option of the holder hereof, bear interest at the rate per annum (the “Default Rate”) equal to 3% in excess of the rate of interest per annum which would otherwise be payable hereunder, and become immediately due and payable without further notice (except as provided in the Loan Agreement), demand or presentment for payment, and without any relief whatever from any valuation or appraisement laws.

PAYMENT OF OTHER ITEMS. If Borrower defaults under any of the terms of this Note, Borrower shall pay all reasonable costs and expenses, including without limitation attorneys’ fees (including any service tax thereon) and costs, incurred by Lender in enforcing this Note immediately upon Lender’s demand, whether or not any action or proceeding is commenced by Lender. Without limiting the generality of the preceding sentence, such costs and expenses shall include all attorneys fees and costs incurred by Lender in connection with any federal or state bankruptcy, insolvency, reorganization, or other similar proceeding by or against Borrower or any surety, guarantor or endorser of this Note which in any way affects Lender’s exercise of its rights and remedies under this Note or under the Loan Agreement or any other

Loan Document. Maker hereby stipulates that Lender is a “regulated lender” within the meaning of SDCL 54-3-13 and other applicable South Dakota statutes.

NO OFFSET. No indebtedness evidenced by this Note shall be offset by all or part of any claim, cause of action, or cross-claim of any kind, whether liquidated or unliquidated, which Borrower now has or may hereafter acquire or allege to have acquired against Lender. To the fullest extent permitted by law, Borrower waives the benefits of any applicable law, regulation, or procedure which provides, in substance, that where cross demands for money exist between parties at any point in time when neither demand is barred by the applicable statute of limitations, and an action is thereafter commenced by one such party, the other party may assert the defense of payment in that the two demands are compensated so far as they equal each other, notwithstanding that an independent action asserting the claim would at the time of filing the response be barred by the applicable statute of limitations.

CERTAIN BORROWER WAIVERS. Borrower waives presentment, protest and demand, notice of protest, demand and of dishonor and nonpayment of this Note and any lack of diligence or delays in collection or enforcement of this Note. Borrower agrees that this Note, or any payment hereunder, may be extended from time-to-time, and Borrower consents to the release of any party liable for the obligation evidenced by this Note, the release of any of the security for this Note, the acceptance of any other security therefor, or any other indulgence or forbearance whatsoever, all without notice to any party and without affecting the liability of Borrower.

APPLICABLE LAW. This note shall be construed under and governed by the laws of the State of South Dakota, without giving effect to conflict of laws or principles thereof but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this note and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this note or any other statement, instrument or transaction contemplated hereby or relating hereto.

NO WAIVER; CERTAIN MISCELLANEOUS PROVISIONS. Failure to exercise any option provided herein shall not constitute a waiver of the right to exercise the same in the event of any subsequent default. No modification or waiver by Lender of any of the terms of this Note shall be valid or binding on Lender unless such modification or waiver is in writing and signed by Lender. Without limiting the generality of the preceding sentence, no delay, omission or forbearance by Lender in exercising or enforcing any of its rights and remedies under this Note shall constitute a waiver of such rights or remedies. Lender’s rights and remedies under this Note are cumulative with and in addition to all other legal and equitable rights and remedies which Lender may have in connection with the Loan. The headings of paragraphs of this Note are for convenience of the parties only and shall not be used in interpreting this Note. If this Note is lost, stolen, or destroyed, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed by Lender, or if this Note is mutilated, upon Lender’s surrender of the mutilated Note to Borrower, Borrower shall execute and deliver to Lender a new promissory note which is identical in form and content to this Note to replace the lost, stolen, destroyed or mutilated Note. Time is of the essence in the performance of each provision of this Note by Borrower.

AT THE OPTION OF LENDER, THIS NOTE MAY BE ENFORCED IN ANY FEDERAL COURT OR SOUTH DAKOTA STATE COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA; AND BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS NOTE, LENDER AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

BORROWER AND LENDER EACH IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, Borrower has executed this Note as of the date first above written.

NORTHERN LIGHTS ETHANOL, LLC

By:	/s/ Delton Strasser
Delton Strasser
Its: President